UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

 Item 1.01.       Entry into a Material Definitive Agreement.

On July 31, 2018, CLS Nevada, Inc. (the “Company”), a wholly owned subsidiary of CLS Holdings USA, Inc. (“CLS”) entered into one-year employment agreements effective July 1, 2018 with Mr. Benjamin Sillitoe and Mr. Don Decatur to serve as the Company’s Chief Executive Officer and Chief Operating Officer, respectively. The material terms of the agreements are set forth in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated into this item by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Sillitoe, 41, was appointed to serve as the Company’s Chief Executive Officer commencing on July 1, 2018. Mr. Sillitoe co-founded Oasis Cannabis Center, LLC, a premier cannabis dispensary, in 2014 where he first served as the Finance Director and then as its CEO beginning in 2015. CLS acquired all of the membership interests in Alternative Solutions, L.L.C., the owner of Oasis Cannabis Center, LLC, in June 2018. Mr. Sillitoe has been a leader in the local Las Vegas cannabis industry since its inception, having served on the Board of Directors for the Nevada Dispensary Association, the largest cannabis trade association in Nevada, for over two years. Between 2012 and 2014, Mr. Sillitoe was the Finance Director of Proficio Mortgage, a subsidiary of Proficio Bank. Mr. Sillitoe earned a Bachelor of Science in Business Administration with a major in Managerial Finance from the University of Las Vegas.

On July 31, 2018, the Company and Mr. Sillitoe entered into a one-year employment agreement. Pursuant to the agreement, Mr. Sillitoe commenced serving as the Company’s Chief Executive Officer effective July 1, 2018. Under the agreement, Mr. Sillitoe is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, and annual restricted stock awards of CLS’ common stock in an amount equal to 3% of the Company’s annual EBITDA. Additionally, Mr. Sillitoe is entitled to a one-time signing bonus of 500,000 shares of restricted common stock of CLS, which shall become fully vested one year from the effective date of this agreement assuming Mr. Sillitoe remains employed by the Company on such date. Effective July 1, 2018, and in connection with the employment agreement, Mr. Sillitoe and CLS entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Sillitoe agreed (i) not to compete with the Company or CLS during the term of his employment and, unless he is terminated without cause, for a period of one year thereafter, (ii) not to release or disclose the Company’s or CLS’ confidential information, and (iii) to assign the rights to all work product to the Company, among other terms.

Mr. Decatur, age 35, was appointed to serve as the Company’s Chief Operating Officer commencing on July 1, 2018.  Prior to this appointment, Mr. Decatur was the Director of Operations of Alternative Solutions, L.L.C., which CLS acquired in June 2018.  Between 2015 and 2016, Mr. Decatur was the Director of Product Development for Nevada Medical Group, LLC, d/b/a Body and Mind (BaM), a cannabis company. From 2010 until 2015, Mr. Decatur owned and served as CEO of SinCity Style, LLC, a cannabis merchandise and apparel company. Mr. Decatur has over 18 years of experience in the cannabis and horticulture business. He is responsible for the creation of numerous strains of cannabis, has won numerous industry awards, and has been honored by High Times magazine for creating two “Top Ten Strains of the Year”.

The Company and Mr.  Decatur entered into a one-year employment agreement on July 31, 2018.  Pursuant to the agreement, Mr. Decatur commenced serving as the Company's Chief Operating Officer on July 1, 2018.  Under the agreement, Mr. Decatur is entitled to receive an annual salary of $150,000.  Further, he is entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, and annual restricted stock awards of CLS’ common stock in an amount equal to 3% of the Company’s annual EBITDA.  Additionally, Mr. Decatur is entitled to a one-time signing bonus of 50,000 shares of restricted common stock of CLS, which shall become fully vested one year from the effective date of the agreement assuming Mr. Decatur remains employed by the Company on such date. Effective July 1, 2018, and in connection with the employment agreement, Mr. Decatur and CLS entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Decatur agreed (i) not to compete with the Company or CLS during the term of his employment and, unless he is terminated without cause, for a period of one year thereafter, (ii) not to release or disclose the Company’s or CLS’ confidential information, and (iii) to assign the rights to all work product to the Company, among other terms.

The preceding description of agreements with Messrs. Sillitoe and Decatur contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of their agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)      Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated July 31, 2018 between CLS Nevada, Inc. and Benjamin Sillitoe.*

10.2	Employment Agreement dated July 31, 2018 between CLS Nevada, Inc. and Don Decatur.*

____________________

* Management Contract or Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: August 1, 2018	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated July 31, 2018 between CLS Holdings USA, Inc. and Benjamin Sillitoe.*

10.2	Employment Agreement dated July 31, 2018 between CLS Holdings USA, Inc. and Don Decatur.*

____________________

* Management Contract or Compensation Plan.